Exhibit 99.1
MCKESSON REAFFIRMS FISCAL 2011 GUIDANCE
SAN FRANCISCO, June 17, 2010 — McKesson Corporation (NYSE:MCK) today reaffirmed its earnings guidance for the fiscal year ending March 31, 2011 and the underlying key assumptions provided in its press release of May 3, 2010. As previously stated, McKesson expects to earn between $4.72 and $4.92 per diluted share for the fiscal year ending March 31, 2011.
McKesson is hosting its Investor Day today in Boston, Massachusetts. A webcast of the presentations is available through McKesson’s website, www.mckesson.com, live from 9:00 AM to 12:00 PM ET today and on replay afterwards. Shareholders are encouraged to review McKesson’s SEC reports, which are available at www.mckesson.com under the “Investors” tab.
Risk Factors
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; public health issues in the U.S. or abroad; changes in the Canadian healthcare industry and regulatory environment; competition; the frequency or rate of branded drug price inflation and generic drug price deflation; substantial defaults in payment or a material reduction in purchases by, or loss of, a large customer; implementation delays, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; loss of third party licenses for technology incorporated into the company’s products and solutions; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; increased costs or product delays required to comply with existing and changing regulations applicable to our businesses and products; failure to comply with and changes in government regulations relating to sensitive personal information and to format and data content standards; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in accounting principles generally accepted in the United States of America; and general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
About McKesson
McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes, and improving the quality and safety of patient care. Over the course of its 177-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit http://www.mckesson.com.
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Contact:
Ana Schrank, 415-983-7153 (Investors and Financial Media)
Ana.Schrank@McKesson.com
James Larkin, 415-983-8736 (General and Business Media)
James.Larkin@McKesson.com

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